Exhibit 99.1

Incyte Reports 2018 Fourth Quarter and Year-End Financial Results, Provides 2019 Financial Guidance and Provides Updates on Key Clinical Programs

•                  Total product-related revenues of $468 million (+25%) in 4Q 2018 and $1.7 billion (+25%) for the full year 2018

•                  Jakafi® (ruxolitinib) revenues of $380 million (+26%) in 4Q 2018 and $1.4 billion (+22%) for the full year 2018

•                  Multiple late-stage product candidates provide additional opportunities to further accelerate revenue growth

Conference Call and Webcast Scheduled Today at 8:00 a.m. EST

WILMINGTON, Del. - February 14, 2019 — Incyte Corporation (Nasdaq:INCY) today reports 2018 fourth quarter and year-end financial results, announces 2019 guidance and provides a status update on the Company’s development portfolio.

“Sales of Jakafi were strong in 2018, which is a testament to its well-established efficacy and safety profile, and we continue to work with the FDA to facilitate the review of the GVHD indication” stated Hervé Hoppenot, Chief Executive Officer, Incyte. “Our late-stage product portfolio provides us with multiple additional opportunities to accelerate revenue growth. Our submission to the FDA seeking marketing approval of pemigatinib in patients FGFR2 translocated cholangiocarcinoma is expected later this year, as is the submission, by Novartis, for the approval of capmatinib in patients with MET exon-14 skipping non-small cell lung cancer. Results from the pivotal trial of itacitinib in newly-diagnosed GVHD patients are expected later this year, as are the results of two additional pivotal trials of ruxolitinib in patients with steroid-refractory GVHD, as well as proof-of-concept data from the trial of ruxolitinib cream in patients with vitiligo. Success with these product candidates would not only serve to further diversify our sources of revenue, but would also illustrate the productivity of the research and development group at Incyte.”

Portfolio Update

Oncology — key highlights

The U.S. Food and Drug Administration (FDA) recently extended the review of the sNDA seeking approval of ruxolitinib (JAK1/JAK2) for the treatment of steroid-refractory acute GVHD, assigning a new Prescription Drug User Fee Act (PDUFA) date of May 24, 2019. The sNDA is supported by data from REACH1, which were presented at the American Society of Hematology (ASH) Annual Meeting in December. Incyte is prepared for an immediate launch in the U.S. should ruxolitinib be approved in this new indication.

Phase 3 trials of ruxolitinib in patients with steroid-refractory GVHD (REACH2 [acute]; REACH3 [chronic]) are expected to deliver results in the second half of 2019, as is the Phase 3 trial of itacitinib (JAK1) in patients with steroid-naïve acute GVHD (GRAVITAS-301).

The FDA has recently granted pemigatinib (FGFR) Breakthrough Therapy designation for the treatment of previously treated, advanced/metastatic or unresectable FGFR2 translocated cholangiocarcinoma. The FDA’s Breakthrough Therapy designation is designed to expedite the development and review of drugs for serious conditions that have shown encouraging early clinical results and may demonstrate substantial improvements over available medicines.

The NDA seeking approval of pemigatinib for the second-line treatment of patients with FGFR2 translocated cholangiocarcinoma is expected to be submitted in the third quarter of 2019, and we are now recruiting patients into a pivotal trial of pemigatinib for the first-line treatment of cholangiocarcinoma. A pivotal program for the first-line treatment of patients with bladder cancer is planned to launch this year. Based on data generated from ongoing trials in patients with FGFR-driven cholangiocarcinoma, bladder cancer, and 8p11 MPN, Incyte is planning to initiate a pivotal tumor-agnostic trial evaluating pemigatinib in patients with driver-activations of FGF/FGFR later this year.

Status updates for Incyte’s later-stage clinical programs are provided below.

	Indication	Status Update
Ruxolitinib (JAK1/JAK2)	Steroid-refractory acute GVHD	sNDA accepted for Priority Review (based on REACH1), review period extended by three months; Phase 3 (REACH2)
Ruxolitinib (JAK1/JAK2)	Steroid-refractory chronic GVHD	Phase 3 (REACH3)
Ruxolitinib (JAK1/JAK2)	Essential thrombocythemia	Phase 2 (RESET)
Ruxolitinib (JAK1/JAK2)	Refractory myelofibrosis	Phase 2 in combination with parsaclisib (PI3Kδ), INCB53914 (PIM) or itacitinib (JAK1)
Itacitinib (JAK1)	Treatment-naïve acute GVHD	Phase 3 (GRAVITAS-301)
Itacitinib (JAK1)	Treatment-naïve chronic GVHD	Phase 3 (GRAVITAS-309)
Itacitinib (JAK1)	NSCLC	Phase 1/2 in combination with osimertinib (EGFR)
Pemigatinib (FGFR1/2/3)	Bladder cancer	Phase 2 (FIGHT-201)
Pemigatinib (FGFR1/2/3)	Cholangiocarcinoma	Phase 2 (FIGHT-202); Phase 3 (FIGHT-302) now recruiting
Pemigatinib (FGFR1/2/3)	8p11 MPN	Phase 2 (FIGHT-203)
Pemigatinib (FGFR1/2/3)	Solid tumors with driver activations of FGF/FGFR	Pivotal program in preparation
INCMGA0012 (PD-1)(1)	Solid tumors	Phase 2 trials (MSI-high endometrial cancer, merkel cell carcinoma, anal cancer)
Parsaclisib (PI3Kδ)	Non-Hodgkin lymphoma	Phase 2 (CITADEL-203, follicular lymphoma), (CITADEL-204, marginal zone lymphoma), (CITADEL-205, mantle cell lymphoma)

Notes:

(1)         INCMGA0012 licensed from MacroGenics

Incyte also has a portfolio of compounds in proof-of-concept trials, as detailed below.

Small molecules	Monoclonal antibodies	Bispecific antibodies
INCB53914 (PIM)	INCAGN1876 (GITR)(2)	MCLA-145 (PD-L1xCD137)(3)
INCB59872 (LSD1)	INCAGN1949 (OX40)(2)
INCB62079 (FGFR4)	INCAGN2390 (TIM-3)(2)
INCB81776 (AXL/MER)	INCAGN2385 (LAG-3)(2)
INCB01158 (ARG)(1)
Epacadostat (IDO1)
INCB86550 (PD-L1)

Notes:

(1)         INCB01158 development in collaboration with Calithera

(2)         Discovery collaboration with Agenus

(3)         MCLA-145 development in collaboration with Merus

Inflammation / autoimmunity (IAI) — key highlights

Further to randomized Phase 2 data presented in 2018, a Phase 3 program of ruxolitinib cream in patients with atopic dermatitis was initiated in December 2018. Data are expected to be available in 2020.

Data from the randomized Phase 2 trial of ruxolitinib cream in patients with vitiligo are expected in 2019, and a Phase 3 program in the same patient population is planned.

A Phase 2 trial of itacitinib in patients with ulcerative colitis has recently been initiated, as have Phase 2 trials of parsaclisib for the treatment of patients with pemphigus vulgaris, autoimmune hemolytic anemia and Sjögren’s syndrome.

	Indication	Status Update
Ruxolitinib cream (JAK1/JAK2)	Atopic dermatitis	Phase 3
Ruxolitinib cream (JAK1/JAK2)	Vitiligo	Phase 2; Phase 3 in preparation
INCB54707 (JAK1)	Hidradenitis suppurativa	Phase 2
Itacitinib (JAK1)	Ulcerative colitis	Phase 2
Parsaclisib (PI3Kδ)	Pemphigus vulgaris, autoimmune hemolytic anemia, Sjögren’s syndrome	Phase 2

Partnered — key highlights

Lilly and Incyte recently announced that the first two Phase 3 trials of baricitinib as a treatment for moderate to severe atopic dermatitis, BREEZE-AD1 and BREEZE-AD2, met the primary efficacy endpoint compared to placebo. Lilly plans to share the full results from both studies at future scientific venues, as well as the topline data from other ongoing Phase 3 trials later this year.

Further to Phase 2 data presented in 2018, Novartis expects to submit an NDA for capmatinib in patients with non-small cell lung cancer and MET exon 14 skipping mutations this year.

	Indication	Status Update
Baricitinib (JAK1/JAK2)(1)	Atopic dermatitis	Phase 3
Baricitinib (JAK1/JAK2)(1)	Systemic lupus erythematosus	Phase 3
Baricitinib (JAK1/JAK2)(1)	Psoriatic arthritis	Phase 3 in preparation (at Lilly)
Baricitinib (JAK1/JAK2)(1)	Severe alopecia areata	Phase 2/3
Capmatinib (MET)(2)	Non-small cell lung cancer, liver cancer	NDA (NSCLC patients with MET exon 14 skipping mutations) expected this year (by Novartis)

Notes:

(1)         Worldwide rights to baricitinib licensed to Lilly: approved as Olumiant in multiple territories globally for certain patients with moderate to severe rheumatoid arthritis

(2)         Worldwide rights to capmatinib licensed to Novartis

2018 Fourth-Quarter and Year-End Financial Results

The financial measures presented in this press release for the three and twelve months ended December 31, 2018 and 2017 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for both revenues and expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.  Reconciliations of GAAP net income (loss) to Non-GAAP net income for the three and twelve months ended December 31, 2018 and 2017 have been included at the end of this press release.

Guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

Revenues For the quarter ended December 31, 2018, GAAP net product revenues of Jakafi were $380 million as compared to $302 million for the same period in 2017, representing 26 percent growth. For the twelve months ended December 31, 2018, GAAP net product revenues of Jakafi were $1.4 billion as compared to $1.1 billion for the same period in 2017, representing 22 percent growth. For the three months ended December 31, 2018 and 2017, GAAP net product revenues of Iclusig® (ponatinib) were $19 million. For the twelve months ended December 31, 2018, GAAP net product revenues of Iclusig were $80 million as compared to $67 million for the same period in 2017.

For the quarter and twelve months ended December 31, 2018, GAAP product royalties from sales of Jakavi® (ruxolitinib), which has been out-licensed to Novartis outside of the United States, were $55 million and $195 million, respectively, as compared to $48 million and $152 million, respectively, for the same periods in 2017. For the quarter and twelve months ended December 31, 2018, GAAP product royalties from sales of Olumiant, which has been out-licensed to Lilly globally, were $14 million and $40 million, respectively, as compared to $5 million and $9 million, respectively, for the same periods in 2017.

For the quarter and twelve months ended December 31, 2018, GAAP milestone and contract revenues earned from our collaborative partners were $60 million and $180 million, as compared to $70 million and $175 million, respectively, for the same periods in 2017. Non-GAAP revenues exclude milestone revenues.

For the quarter and twelve months ended December 31, 2018, total GAAP revenues were $528 million and $1.9 billion, respectively, as compared to $444 million and $1.5 billion, respectively, for the same periods in 2017. Total Non-GAAP revenues for the quarter and twelve months ended December 31, 2018 were $468 million and $1.7 billion, respectively, as compared to $374 million and $1.4 billion, respectively, for the same periods in 2017.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2018	2017	Change	2018	2017	Change
Revenues:
Jakafi net product revenue	$380,053	$302,348	26%	$1,386,964	$1,133,392	22%
Iclusig net product revenue	19,103	19,461	-2%	79,936	66,920	19%
Jakavi product royalty revenues	55,333	47,712	16%	194,694	151,684	28%
Olumiant product royalty revenues	13,855	4,602	—	40,086	9,107	—
Product-related revenues	468,344	374,123	25%	1,701,680	1,361,103	25%
Milestone and contract revenues	60,000	70,000		180,000	175,000
Other revenues	58	33		203	113
Total GAAP revenues	$528,402	$444,156		$1,881,883	$1,536,216
Milestone and contract revenues	(60,000)	(70,000)		(180,000)	(175,000)
Total Non-GAAP revenues	$468,402	$374,156		$1,701,883	$1,361,216

Cost of product revenues GAAP cost of product revenues for the quarter and twelve months ended December 31, 2018 was $26 million and $94 million, respectively, as compared to $22 million and $79 million, respectively, for the same periods in 2017. Non-GAAP cost of product revenues for the quarter and twelve months ended December 31, 2018 was $21 million and $73 million, respectively, as compared to $17 million and $58 million, respectively, for the same periods in 2017. Non-GAAP cost of product revenues excludes the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Research and development expenses GAAP research and development expenses for the quarter and twelve months ended December 31, 2018 were $304 million and $1.2 billion, respectively, as compared to $447 million and $1.3 billion, respectively, for the same periods in 2017. The decrease in GAAP research and development expenses over the prior year quarter and twelve month period was driven primarily by a decrease in upfront consideration and milestone expenses related to our collaboration agreements.

Non-GAAP research and development expenses for the quarter and twelve months ended December 31, 2018 were $274 million and $1.0 billion, respectively, as compared to $274 million and $865 million, respectively, for the same periods in 2017. Non-GAAP research and development expenses for the quarter and twelve months ended December 31, 2018 exclude the cost of stock-based compensation of $26 million and $101 million, respectively, and upfront consideration and milestones to our collaborative partners of $5 million and $52 million, respectively. Non-GAAP research and development expenses for the quarter and twelve months ended December 31, 2017 exclude the cost of stock-based compensation of $23 million and $90 million, respectively, upfront consideration and milestones paid to our collaborative partners of $150 million and $359 million, respectively, and an asset impairment charge of $12 million.

Selling, general and administrative expenses GAAP selling, general and administrative expenses for the quarter and twelve months ended December 31, 2018 were $108 million and $434 million, respectively, as compared to $98 million and $366 million, respectively, for the same periods in 2017. The increase in GAAP selling, general and administrative expenses from the prior year quarter and twelve month periods were driven by an increase in donations to independent non-profit patient assistance organizations in the United States and additional costs related to the commercialization of Jakafi.

Non-GAAP selling, general and administrative expenses for the quarter and twelve months ended December 31, 2018 were $97 million and $387 million, respectively, as compared to $87 million and $324 million, respectively, for the same periods in 2017. Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation.

Change in fair value of acquisition-related contingent consideration GAAP change in fair value of acquisition-related contingent consideration for the quarter and twelve months ended December 31, 2018 was expense of $7 million and $26 million, respectively, as compared to $10 million and $8 million, respectively, for the same periods in 2017.

Unrealized loss on long term investments GAAP unrealized loss on long term investments for the quarter and twelve months ended December 31, 2018 was $22 million and $44 million, respectively, as compared to $22 million and $24 million, respectively, for the same periods in 2017.  The unrealized loss on long term investments for the quarter and twelve months ended December 31, 2018 represents the fair market value adjustments of the Company’s investments in Agenus, Calithera, Merus, and Syros.

Expense related to senior note conversions GAAP expense related to senior note conversions for the twelve months ended December 31, 2018 and December 31, 2017 was $0 million and $55 million, respectively, related to the conversions of certain of our 2018 and 2020 convertible senior notes.

Net income (loss) GAAP net income for the quarter ended December 31, 2018 was $69 million, or $0.32 per basic and diluted share, as compared to net loss of $150 million, or $0.71 per basic and diluted share for the same period in 2017. GAAP net income for the twelve months ended December 31, 2018 was $109 million, or $0.52 per basic and $0.51 per diluted share, as compared to net loss of $313 million, or $1.53 per basic and diluted share for the same period in 2017.

Non-GAAP net income for the quarter ended December 31, 2018 was $87 million, or $0.41 per basic and $0.40 per diluted share, as compared to Non-GAAP net income of $4 million, or $0.02 per basic and diluted share for the same period in 2017. Non-GAAP net income for the twelve months ended December 31, 2018 was $224 million, or $1.06 per basic and $1.04 per diluted share, as compared to Non-GAAP net income of $131 million, or $0.64 per basic and $0.62 per diluted share for the same period in 2017.

Cash, cash equivalents and marketable securities position As of December 31, 2018, cash, cash equivalents and marketable securities totaled $1.4 billion as compared to $1.2 billion as of December 31, 2017.

2019 Financial Guidance

The Company has provided full year 2019 financial guidance, as detailed below.

2019
GAAP and Non-GAAP Jakafi net product revenues	$1,580 - $1,650 million
GAAP and Non-GAAP Iclusig net product revenues	$90 - $100 million

GAAP Cost of product revenues	$112 - $117 million
Non-GAAP Cost of product revenues(1)	$90 - $95 million

GAAP Research and development expenses	$1,185 - $1,255 million
Non-GAAP Research and development expenses(2)	$1,030 - $1,100 million

GAAP Selling, general and administrative expenses	$471 - $521 million
Non-GAAP Selling, general and administrative expenses(3)	$420 - $470 million

GAAP Change in fair value of acquisition-related contingent consideration	$30 million
Non-GAAP Change in fair value of acquisition-related contingent consideration(4)	$0 million

(1)         Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

(2)         Adjusted to exclude the estimated cost of stock-based compensation and milestones.

(3)         Adjusted to exclude the estimated cost of stock-based compensation.

(4)         Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Future Non-GAAP financial measures may also exclude upfront and ongoing milestones relating to third-party collaboration partners, impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold a conference call and webcast this morning at 8:00 a.m. EDT.  To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13686537.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13686537.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics.  For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. Food and Drug Administration for treatment of people with polycythemia vera (PV) who have had an inadequate response to or are intolerant of hydroxyurea. Jakafi is also indicated for treatment of people with intermediate or high-risk myelofibrosis (MF), including primary MF, post—polycythemia vera MF, and post—essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our late-stage product portfolio providing us with multiple opportunities to accelerate revenue growth; the expected timing of submission of NDAs for pemigatinib and capmatinib; the expected timing of data from the trials evaluating itacitinib and ruxolitinib in GVHD and ruxolitinib cream in vitiligo; the expected timing of a trial evaluating pemigatinib as a first-line treatment in patients with bladder cancer; plans to initiate a pivotal tumor-agnostic trial evaluating pemigatinib in patients with driver-activations of FGF/FGFR; the expected timing of data from the Phase 3 program of ruxolitinib cream in patients with atopic dermatitis; expectations of the Company’s collaboration partners for the submission of NDAs and the sharing of data from clinical trials; and the Company’s financial guidance for 2019 and the expectations underlying such guidance.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; the Company’s dependence on its relationships with and changes in the plans of its collaboration partners; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2018. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

###

INCYTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	GAAP		GAAP
Revenues:
Product revenues, net	$399,156	$321,809	$1,466,900	$1,200,312
Product royalty revenues	69,188	52,314	234,780	160,791
Milestone and contract revenues	60,000	70,000	180,000	175,000
Other revenues	58	33	203	113
Total revenues	528,402	444,156	1,881,883	1,536,216

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	26,366	22,359	94,123	79,479
Research and development	304,238	446,871	1,197,957	1,326,134
Selling, general and administrative	108,358	97,726	434,407	366,286
Change in fair value of acquisition-related contingent consideration	7,465	9,618	26,173	7,704
Total costs and expenses	446,427	576,574	1,752,660	1,779,603

Income (loss) from operations	81,975	(132,418)	129,223	(243,387)
Other income (expense), net	11,279	6,446	31,760	17,153
Interest expense	(355)	(373)	(1,543)	(6,900)
Unrealized loss on long term investments	(22,182)	(21,932)	(44,093)	(24,275)
Expense related to senior note conversions	—	—	—	(54,881)
Income (loss) before provision (benefit) for income taxes	70,717	(148,277)	115,347	(312,290)
Provision for income taxes	1,654	1,352	5,854	852
Net income (loss)	$69,063	$(149,629)	$109,493	$(313,142)

Net income (loss) per share:
Basic	$0.32	$(0.71)	$0.52	$(1.53)
Diluted	$0.32	$(0.71)	$0.51	$(1.53)

Shares used in computing net income (loss) per share:
Basic	213,013	211,125	212,383	204,580
Diluted	216,042	211,125	215,635	204,580

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Cash, cash equivalents and marketable securities	$1,438,323	$1,169,645
Accounts receivable	307,598	266,299
Property and equipment, net	319,751	259,763
Inventory	10,405	14,448
Prepaid expenses and other assets	99,529	65,577
Long term investments	99,199	134,356
Other intangible assets, net	215,364	236,901
Goodwill	155,593	155,593
Total assets	$2,645,762	$2,302,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$415,360	$360,952
Convertible senior notes	17,434	24,001
Acquisition-related contingent consideration	287,001	287,000
Stockholders’ equity	1,925,967	1,630,629
Total liabilities and stockholders’ equity	$2,645,762	$2,302,582

INCYTE CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

GAAP Net Income (Loss)	$69,063	$(149,629)	$109,493	$(313,142)
Adjustments:
Milestones received from new or existing partners(1)	(60,000)	(70,000)	(180,000)	(175,000)
Upfront consideration and milestones paid to new or existing partners(2)	5,000	150,000	52,444	359,109
Non-cash stock compensation from equity awards (R&D)(3)	25,730	22,601	101,013	90,399
Non-cash stock compensation from equity awards (SG&A)(3)	11,638	11,166	47,138	42,656
Asset impairment (in-process research and development)(4)	—	—	—	12,000
Non-cash interest expense related to convertible notes(5)	255	294	1,157	6,062
Expense related to senior note conversions(6)	—	—	—	54,881
Changes in fair value of equity investments(7)	22,182	21,932	44,093	24,275
Amortization of acquired product rights(8)	5,384	5,384	21,536	21,536
Change in fair value of contingent consideration(9)	7,465	9,618	26,173	7,704
Tax effect of Non-GAAP adjustments(10)	539	2,762	1,039	853
Non-GAAP Net Income	$87,256	$4,128	$224,086	$131,333

Non-GAAP net income per share:
Basic	$0.41	$0.02	$1.06	$0.64
Diluted	$0.40	$0.02	$1.04	$0.62

Shares used in computing Non-GAAP net income per share:
Basic	213,013	211,125	212,383	204,580
Diluted	216,042	215,980	215,635	210,478

(1)              As included within the Milestone revenues line item in the Consolidated Statements of Operations, which included (in thousands) for the three months ended December 31, 2018, $60,000 sales milestone related to Jakavi in Europe and in addition for the twelve months ended December 31, 2018, $20,000 for baricitinib systemic lupus erythematosus Phase III initiation and $100,000 for Olumiant FDA approval. For the three months ended December 31, 2017, $30,000 for baricitinib atopic dermatitis and $40,000 sales milestone related to Jakavi in Europe and in addition for the twelve months ended December 31, 2017, $15,000 for Olumiant Japan approval, $65,000 for Olumiant EMA approval and $25,000 for ruxolitinib GVHD Phase III initiation.

(2)              As included within the Research and development expenses line item in the Consolidated Statements of Operations, which included (in thousands) for the three months ended December 31, 2018, $5,000 related to MacroGenics and in addition for the twelve months ended December 31, 2018, $10,000 related to Agenus, $15,000 related to Bristol-Myers Squibb, $10,000 related to MacroGenics and $12,444 related to Syros. For the three months ended December 31, 2017, $150,000 related to MacroGenics and in addition for the twelve months ended December 31, 2017, $127,209 related to Merus, $41,400 related to Calithera and $40,500 related to Agenus.

(3)              As included within the Research and development expenses line item in the Consolidated Statements of Operations, and within the Selling, general and administrative expenses line item in the Consolidated Statements of Operations.

(4)              As included within Research and development expenses line item in the Consolidated Statements of Operations.

(5)              As included within the Interest expense line item in the Consolidated Statements of Operations.

(6)              As included within the Expense related to senior note conversions line item in the Consolidated Statements of Operations.

(7)              As included within the Unrealized loss on long term investments line item in the Consolidated Statements of Operations.

(8)              As included within the Cost of product revenues (including definite-lived intangible amortization) line item in the Consolidated Statements of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.

(9)              As included within the Change in fair value of acquisition-related contingent consideration line item in the Consolidated Statements of Operations.

(10)       As included within the Provision for income taxes line item in the Consolidated Statements of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges are incurred, while taking into consideration any valuation allowances.